Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Post Effective Amendment #6 on Form F-1 of our report dated April 6, 2026, except for the effects of the restatement discussed in Note 22, as to which the date is August 17, 2026, relating to the consolidated financial statements of Davion Healthcare Plc and Subsidiary which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

Philadelphia, Pennsylvania

August 17, 2026